nico

the neighborhood investment company

General Marketing & TTW Marketing Summary

- **General marketing**

  The Neighborhood Investment Company (Nico), Inc.

- **TTW Marketing**

  Nico Echo Park, Benefit Corp.

Website (www.mynico.com)


Hello, neighbor
How it works
About us
The neighborhood
Nico blog
Hi, how can we help?

English website shown

Youtube


We're on a mission to help more people invest in their neighborhood.
Hello, neighbor. Meet Nico.

Link to English and Spanish versions

https://www.youtube.com/channel/UC6ELcHL7na7Myl[illegible]/videos

English version shown

Instagram


nicoechopark
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SWAP
MEET

Linkedin

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About


nico
Nico
Overview

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Facebook

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Crunchbase

Overview | Lists Featuring This Company | Website Tech Stack by BuiltWith | Web Traffic by SimilarWeb | Current Team | Recent News & Activity | Related Hubs

nico

Nico

Nico is a neighborhood investment company that helps people build wealth by investing in their neighborhood.

Los Angeles, California, United States

Categories	Commercial Real Estate, Communities, FinTech, Real Estate, Real Estate Investment, Rental Property
Headquarters Regions	Greater Los Angeles Area, West Coast, Western US
Founded Date	2018
Founders	John Chaffetz, Max Levine
Operating Status	Active
Number of Employees	11-50
Legal Name	The Neighborhood Investment Company (Nico), Inc.
IPO Status	Private
Company Type	For Profit
Website	www.mynico.com/
Facebook	View on Facebook
LinkedIn	View on LinkedIn
Contact Email	info@mynico.com
Phone Number	855.300.6426

Nico is a neighborhood investment company that makes it possible for people who love their neighborhood to build long-term stake in their community by investing local in real estate.

Our mission is to localize wealth creation and broaden access to neighborhood equity. Initially, we'll do that with the launch of Nico Echo Park—the world's first neighborhood REIT. A real estate investment trust (REIT) is a type of company that owns a portfolio of income-producing properties that people can become shareholders in. A Neighborhood REIT means all properties owned are located in a specific neighborhood—and in this case, in and around Echo Park, a vibrant and dynamic neighborhood near downtown Los Angeles.

Nico Echo Park is organized as a public benefit corporation and is committed to pursuing positive social and environmental outcomes of as well as financial value for shareholders.

Disclaimer: Nico may make a public offering under Regulation A and is not permitted to solicit or receive any money or accept any offer to buy its securities until the offering is qualified by the Securities and Exchange Commission nor would any indication of interest involve an obligation or commitment of any kind.

Medium


Medium
Nico
nico
History of the Echo Park Community Parade: Q&A with Maryanne Hayashi
How Nico measures its social and environmental impact
Introducing Nico — The Neighborhood Investment Company

AngelList



nico Nico Edit

Nico helps people build wealth by investing in their neighborhood

Overview People Culture Funding Jobs Share Edit profile

Nico helps people build wealth by investing in their neighborhood

Nico is a neighborhood investment company that makes it possible for people who love their neighborhood to build long-term stake in their community by investing local in real estate.

Our mission is to localize wealth creation and broaden access to neighborhood equity. Initially, we'll do that with the launch of the world's first Neighborhood REIT, Nico Echo Park. A Neighborhood REIT means all properties owned are located in a specific neighborhood – in this case, in and around Echo Park.

Nico Echo Park is organized as a public benefit corporation and is committed to pursuing positive social and environmental outcomes of as well as financial value for shareholders.

Disclaimer: Nico may make a public offering under Regulation A and is not permitted to solicit or receive any money or accept any offer to buy its securities until the offering is qualified by the Securities and Exchange Commission nor would any indication of interest involve an obligation or commitment of any kind.

Founders View all team members →

John Chaffetz
Founder • 1 year

Max Levine
Founder • 1 year

8 reasons information deck (printed and pdf)

English version shown


Why Nico:
Reasons to invest
in Echo Park
nico
Hello,
neighbor
What is Nico?
What is a Neighborhood REIT?
What is a public benefit corporation?
How does it work?
Reasons to invest
Build wealth
Invest locally
Diversify your assets
Grow your knowledge
Track your progress
Have a say
Champion Echo Park
Lead the way
Ready to join?
Sign up here
mynico.com
Questions? Learn more
www.mynico.com/FAQ
nico
mynico.com

Events

Community Outreach Events


nico
#investLocal

Postcards


Hello, neighbor
Meet Nico. We're on a mission to help more people invest in their neighborhood.
It's easy. Start with $100.
nico
Hola, vecino
Le presentamos a Nico. Nuestra misión es ayudar a que más gente invierta en su vecindario.
Es fácil. Empiece con $100.
nico

Tote Bag


#investLocal
nico

Events

Nico x Kombi


nico
#InvestLocal

Sandwiches


nico
bb @konbi
KONBI
x
nico


nico

Signage


KONBI x nico
TRY THE
FAMOUS SANDWICH
FROM ECHO PARK.
Bites brought to you by Nico.
#investlocal
mynico.com

OOH

Billboard for 1461 Sunset


Meet Nico.
We're on a mission to help more people invest in their neighborhood.
Learn more at mynico.com
#InvestLocal